EXHIBIT 32

CERTIFICATION OF CEO AND CFO PURSUANT TO
18 U.S.C. § 1350,
AS ADOPTED PURSUANT TO
§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Mission West Properties, Inc. (the “Company”) for the quarterly period ended September 30, 2011, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of Carl E. Berg, Chairman of the Board and Chief Executive Officer of the Company, Raymond V. Marino, President and Chief Operating Officer of the Company and Wayne N. Pham, Vice President of Finance of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By: /s/ Carl E. Berg
Carl E. Berg
Chairman of the Board and Chief Executive Officer
November 9, 2011

By: /s/ Raymond V. Marino
Raymond V. Marino
President and Chief Operating Officer
November 9, 2011

By: /s/ Wayne N. Pham
Wayne N. Pham
Vice President of Finance
November 9, 2011

This certification accompanies this Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, or otherwise required, be deemed filed by the Company for purposes of § 18 of the Securities Exchange Act of 1934, as amended.